Marathon Patent Group

LEGAL DISCLAIMERS

Safe Harbor

This presentation and other written or oral statements made from time to time by representatives of Marathon Patent Group ("MPG") contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be," "future" or the negative of these terms and other words of similar meaning, are forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Important factors that could cause actual results to differ materially from those in the forward looking statements include: a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; inability to raise capital to fund continuing operations; changes in government regulation, the ability to complete customer transactions and capital raising transactions.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Forecast

All Forecasts are provided by management in this presentation and are based on information available to us at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management's best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products.

Confidential Information

All information contained in or disclosed in this document, hereinafter called "Confidential Information", is proprietary to us. By accepting the material, the recipient agrees that this Confidential Information will be held in confidence, and will not be reproduced or transferred, either in whole or in pare, without our prior written permission.

The recipient agrees that it will not disclose to any third party or use any Confidential Information disclosed to it by us except when expressly permitted in writing by us. Recipient also agrees that it will take all reasonable measures to maintain the confidentiality of all Confidential Information in its possession or control.

This overview is delivered solely as reference material with respect to our company. This document shall not constitute an offer to sell or the solicitation of an offer to buy securities in our company in any jurisdiction. The information herein is based on data obtained from sources believed to be reliable.

MARATHON – A BRIEF INTRODUCTION

- Marathon Patent Group's (OTCBB: MARA) operating subsidiaries invest in and/or acquire patent assets and patent rights to generate licensing revenues.
- Marathon partners with a range of patent owners, from individual inventors to Fortune 500 companies, to assist in licensing patent portfolios on their behalf.
- Marathon sources high-quality patent portfolios mainly through IPNav, a global leader in full service patent monetization.
  - Marathon's CEO has maintained a close working relationship with IPNav and its CEO, Erich Spangenberg, since 1998.
  - Our sophisticated and collaborative due diligence process has yielded excellent results in securing premium patent assets.
  - Marathon employs IPNav's proven licensing strategies that have resulted in more then $620 million of settlements for IPNav over the past 10+ years.
- Marathon's lean organization has a strong balance sheet with no debt.
- Commenced first licensing campaign in March 2013 – settlements already realized.

BUSINESS MODEL

MARATHON AND IP NAVIGATION

- Unique strategic partnership with IPNav
- CEO has 14-year working history with IPNav Founder
- IPNav's first patent portfolio was previously owned by the CEO of Marathon
- Collaborative and highly integrated due diligence and enforcement processes
- Erich Spangenberg, IPNav CEO, is a large shareholder in Marathon

DIVERSIFICATION OF ASSETS AND REVENUES

- Exposure to multiple high-quality patent assets – acquired from different industry sectors
- Performing assets – CyberFone and Sampo patent portfolios generating revenue
- Concurrent multiple licensing campaigns
- Diversification of timing and size of revenue
  - Provides baseline revenue stream with explosive growth potential

SUSTAINABLE REVENUE AND PROFITABILITY

- Licensing campaigns form revenue "baseline"
- Low overhead allows for near-term profitability
- Operating cash flow will fund new patent acquisitions and additional licensing campaigns
- Increasing the number of on-going licensing campaigns will enhance operating margins
- Repeatable cycle can yield exponential growth

SCALABILITY AND SOURCE OF NEW ASSETS

- Marathon has a strategic supply of patent opportunities
- Business model has excellent operating leverage
- Additional patent assets and licensing campaigns do not require related increase in overhead
- Can scale quickly with deal flow from IPNav

IPNAV - MARATHON'S STRATEGIC ADVANTAGE

- IPNav – www.ipnav.com
  - 2003 - founded to help Erich and Audrey Spangenberg monetize IP
  - 2008 - began servicing third party patent owners
  - 2011 - began actively pursuing third party patent owners (clients)
- Diverse group of clients including corporations, universities, hospitals, inventors, and financial investors
- IPNav has generated over $620 million in awards/transactions for IPNav clients since 2003
- Key technology assets
  - IPNav Analyzer - custom developed, proprietary patent analytics and market analysis tools to optimize strategy and maximize returns on IP assets
  - Transaction and licensing agreement database across many industries and technologies
- Successful history of licensing, commercialization and JV programs utilizing customized monetization strategies tailored for each engagement.
- Strong channel partners across industries and technologies
- Global presence with offices in U.S., Europe, Middle East and Asia

KEY DRIVERS ~ DIVERSIFICATION & REVENUE RELIABILITY

- Multiple patent portfolios across different technology areas
- Simultaneous licensing campaigns utilizing multiple patent portfolios
- Licensing campaigns that create reliable high-frequency revenue events
- When appropriate – opportunistic licensing campaigns with "blue sky" outcome
- Diversification eliminates the binary risk unavoidable with most other publicly-traded patent enforcement companies
- Ownership of patent assets from non-traditional industry sectors

CURRENT PATENT ASSETS AND LICENSING CAMPAIGNS

- Marathon owns three patent portfolios which are currently the basis of separate licensing campaigns
- Commenced first licensing campaign in March 2013
- Currently has 34 active lawsuits with 50 different defendants
- Since March, 2013, Marathon has announced 4 licensing settlements
- Historically, licensing campaigns on Marathon's three patent portfolios have resulted in 32 settlement agreements with gross recoveries of over $15 million
- On average, Marathon's licensing campaigns typically achieve its first revenue event within four months

CYBERFONE PATENT PORTFOLIO

- Acquired CyberFone patent portfolio in April 2013
- Key patent claim(s): Covers transaction entry system into a database
- 13 named defendants remain in active lawsuits
- Licensing campaign commenced by previous CyberFone portfolio owner in September 2011
- First settlement and license agreement executed within four months of commencement
- 35 announced settlement and licensing agreements **prior to Marathon acquiring the portfolio**

	Q4 2011	FYE 2012	Q1 2013	Totals
Licensing Revenue	$1,500,000	$8,180,000	$5,900,000	$15,580,000
Total Operating Expenses	$611,823	$5,020,212	$3,034,307	$8,666,342
Net Income	**$888,177**	**$3,159,788**	**$2,865,693**	**$6,913,658**
	59%	*39%*	*49%*	*44%*

SAMPO PATENT PORTFOLIO

- Acquired Sampo patent portfolio in November 14, 2012
- Key patent claim(s): Covers systems and methods of facilitating multi-party communications
- 20 named defendants remain in three active lawsuits filed between 3/20/13 – 5/8/13 in Eastern District of Texas
- First settlement and license agreement in July 2013
- Achieved first settlement within four months of commencing initial licensing campaign

RELAY IP PATENT PORTFOLIO

- Acquired Relay IP patent portfolio in April 2013 from MOSAID
- Key patent claim(s): Covers multi-casting and routing technologies
- 32 named defendants in active lawsuit filed between 5/3/13 – 6/14/13 in Delaware including:

Allied Telesis
AdTran
Thomson Reuters Finance Company
Securities Industry Automation Corporation
NYSE Technologies, Inc.
Sprint
Juniper Networks, Inc.
Cisco Systems
Bloomberg LP
Hitachi Cable
D-Link Corp
Avaya Inc. / Nortel,
Hewlett-Packard Company
Enterasys
Tibco
BT Group Plc
NYSE Euronext
ActiveTick LLC
BATS Trading Inc.
BATS Global
Chicago Board Options Exchange (CBOE)
Essex Radez LLC
FactSet Research Systems, Inc.
Lek Securities Corporation
The Nasdaq OMX Group, Inc.
NASDAQ Stock Market LLC
Trading Technologies International, Inc.
Transaction Network Services, Inc.
Direct Edge ECN LLC
SAVVIS Inc.
Zhone Technologies
Huawei Technologies

PATENT INVESTMENT COMMITTEE

Given the critical importance of patent asset selection within the business model, a highly experienced committee made up of IP monetization experts from both Marathon and IPNav interact to make patent investment decisions.

Doug Croxall	- Founder, Chairman & CEO of Marathon Patent Group
Doug Bender	- SVP Engineering of Marathon Patent Group
Erich Spangenberg	- Founder and CEO of IPNav
David Pridham	- Co-Founder and Chairman of IPNav
Jonathon Skeels	- VP of IPNav Group and IPNav Capital

MANAGEMENT TEAM

Doug Croxall *CEO & Chairman*	- Previously the CEO & Owner of LVL Patent Group, a patent enforcement entity - Chairmen and CEO or Firepond (NASDAQ:FIRE), a configuration software company with a patent portfolio enforced by IP Navigation for $93 million in gross revenues - Previously employed by Motorola and KPMG - MBA, Pepperdine University 1995; BA Purdue University 1991
John Stetson *CFO & Director*	- Mr. Stetson served as CFO of MPG's predecessor company, American Strategic Minerals. - Prior to that he was an Investment Analyst for Heritage Investment Group and worked in the Corporate Finance division of Toll Brothers (TOL). - BA in Economics from the University of Pennsylvania
Jim Crawford *COO*	- Previously the CIO Hipcricket/Augme Technologies, Inc. - Member of the Board of Directors for Augme Technologies, Inc. (2006-2011) - Experienced in public company compliance, advanced hardware, software and network administration - Named inventor on several patents pending with the USPTO - Founder of Kino Communications & Audioeye, Inc.
Doug Bender *SVP Engineering*	- Previously the SVP Engineering and IP Development at Augme Technologies, Inc. - 25 years of engineering, executive management and intellectual property experience - Inventor and author of more than 75 patents in the communications, IP telephony, and IT markets - BS Computer Science California Polytechnic University – San Luis Obisbo

BOARD OF DIRECTORS

Doug Croxall *CEO & Chairman*	▪ See management bio
William Rosellini *Director*	▪ Mr. Rosellini is the Executive Chairman of Rosellini Scientific, LLC, a leading global provider of rehabilitation medical devices and services. He was the founding CEO of Microtransponder and Lexington Technology Group. He has been named a MTBC Tech Titan and a GSEA Entrepreneur of the Year and has testified to Congress on the importance of non-dilutive funding for inventors and researchers. Mr. Rosellini holds a BA in economics from the University of Dallas, a JD from Hofstra Law, an MBA and MS of Accounting from the University of Texas, a MS of Computational Biology from Rutgers, a MS of Regulatory Science from USC and a MS of Neuroscience from University of Texas.
Craig Nard *Director*	▪ Mr. Nard is a Professor of Law and the Director of the Center for Law, Technology & the Arts and the FUSION program at Case Western Reserve University. He is a Senior Lecturer at the World Intellectual Property Organization Academy in Torino, Italy. Mr. Nard frequently serves as an expert witness and consultant in patent litigation and is widely published in the area of patent law. Mr. Nard clerked for the Honorable Giles S. Rich and Helen W. Nies of the United States Court of Appeals for the Federal Circuit in Washington, D.C. and was a patent litigator in Dallas, Texas. He is a member of the Texas bar, and is licensed to practice before the United States Patent & Trademark Office.
John Stetson *CFO & Director*	▪ See management bio
Stuart Smith *Director*	▪ Mr. Smith is the founding partner of the SmithStag law firm and has practiced law for nearly 25 years litigating against oil companies and other energy-related corporations. In 2001, Smith was lead counsel in an oilfield radiation case that resulted in a verdict of $1.056 billion against ExxonMobil.

INVESTOR TAKEAWAYS

- Experienced and proven team – strategic **relationship with IPNav** – 14 year history between CEOs
- Future **continuous supply of patent opportunities** thru IPNav relationship
- Focused on acquisition of additional patent assets to increase **diversification** as well as simultaneous patent licensing campaigns
- Highly scalable business model allows for **concurrent multiple patent licensing campaigns**
- Strong operating leverage will provide opportunity for **near-term operating** profits and expansion of operating margins
- **Execution** - multiple licensing campaigns already underway with numerous settlements finalized and announced
- Build foundation of multiple licensing campaigns for **consistency of revenue** and cash flow

MARATHON ~ AT A GLANCE

Exchange/Ticker (ticker will be "MARAD" until 08/19/13 due to 1 for 13 stock split on 07/22/13)	OTCBB: MARA
Primary Common Shares Outstanding	≈ 5.1 MM
Fully Diluted Shares Outstanding	≈ 6.15 MM

Strong balance sheet and no debt

Headquartered in Alexandria, VA

Website: www.marathonpg.com

MARATHON ~ CONTACT

Company Contact:

Doug Croxall, CEO
703.232.1701 office
703.626.4984 mobile
doug@marathonpg.com

Corporate Counsel:

Harvey Kesner, Esq.
Sichenzia Ross Friedman Ference
212.930.9700
hkesner@srff.com

Investor Contact:

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
858-794-9500
bprag@delmarconsulting.com

or

Alex Partners, LLC
Scott Wilfong, President
425-242-0891
scott@alexpartnersllc.com